THIRD AMENDMENT TO RIGHTS AGREEMENT

     THIRD  AMENDMENT TO RIGHTS AGREEMENT made as of  August  21,
1997  between  Imo Industries Inc., a Delaware corporation,  (the
"Company")  and First Chicago Trust Company of New  York,  a  New
York corporation, (the "Rights Agent").

                           Recitals:

     WHEREAS,  on April 30, 1997, the Board of Directors  of  the
Company authorized and declared a dividend distribution of one Right for each share of Common Stock, par value $1.00 per share, of the Company outstanding at the close of business on the Record Date, May 4, 1997, and has authorized the issuance of one Right for each share of Common Stock of the Company issued between the Record Date and the Distribution Date, each Right initially representing the right to purchase one one-hundredth of a share of Series B Junior Participating Preferred Stock of the Company (the "Rights"); and

     WHEREAS, on April 30, 1997, the Company and the Rights Agent entered into a Rights Agreement to set forth certain terms and conditions with respect to the grant of the Rights; on June 25, 1997, the Company and the Rights Agent entered into an Amendment to Rights Agreement to amend Section 3(a) and Section 11(a)(ii)(B) thereof; and on July 25, 1997, the Company and the Rights Agent entered into a Second Amendment to Rights Agreement to further amend Section 3(a) thereof (such Rights Agreement, as so amended, is hereinafter referred to as the "Agreement"); and

     WHEREAS, pursuant to Section 26 of the Agreement, the Company has the right to amend the Agreement, and the Board of Directors of the Company has approved certain amendments to the Agreement, to provide as set forth in this Third Amendment.

     NOW,  THEREFORE,  in  consideration  of  the  premises   and
covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.  Defined Terms.  Each capitalized term used in this Third
Amendment and not otherwise defined shall have the meaning assigned to it in the Agreement, unless the context clearly indicates to the contrary.

     2. Amendment to Section 1(a). Section 1(a) of the Agreement is amended to add the following sentence to the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, neither II Acquisition Corp. ("II Acquisition"), any subsidiary of II Acquisition that is established to effect the Merger (as defined in this Section 1(a) (any such subsidiary being referred to herein as "Merger Sub"), nor any Affiliate or Associate of II Acquisition or Merger Sub shall be deemed to be an Acquiring Person as a result of the execution, delivery and performance under, or consummation of any one or more transactions (each, a "Permitted Event" and collectively, the "Permitted Events") contemplated by, the Share Purchase Agreement, dated as of July 25, 1997, as the same may be amended from time to time, by and among II Acquisition and the Company (the "Acquisition Agreement"), pursuant to which II Acquisition is offering to acquire all outstanding shares of Common Stock of the Company. "Permitted Events" shall include, without limitation, consummation of the Offer (as defined in the Acquisition Agreement) and consummation of any merger (a "Merger") that is contemplated by Section 1.03 of the Acquisition Agreement."

     3. Amendment to Section 3(a). Section 3(a) of the Agreement is amended and restated so as to provide in its entirety as follows:

        "(a)Until the Distribution Date (as hereinafter defined): (x) the Rights will be attached to and, where applicable, evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for the Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As used in this Agreement, the "Distribution Date" shall mean the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the tenth day following the Record Date), unless the shares of Common Stock are acquired by the Acquiring Person pursuant to a tender offer or exchange offer that does not trigger the occurrence of a Distribution Date by reason of the exception set forth in clause (ii) below, or (ii) the close of business on the tenth business day after the date that a tender or exchange offer by any Person (other than the Com pany, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, unless such tender offer or exchange offer is for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (x) at a price which is fair to stockholders (taking into account all factors which such members of the Board deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (y) otherwise in the best interests of the Company and its stockholders, or (iii) if a tender or exchange offer had been determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person to be at a price which is fair to stockholders or otherwise in the best interests of the Company and its stockholders as contemplated by the immediately preceding clause (ii) of this Section 3(a) but (A) such determination is subsequently withdrawn and (B) at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person explicitly determines that such withdrawal shall be deemed to trigger a Distribution Date under this Section 3(a), the close of business on the tenth day after such determination is withdrawn. As soon as practicable after the Distribution Date, the Rights Agent will send by first class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. Notwithstanding anything in this Agreement to the contrary, the commencement of the Offer, the acquisition of beneficial ownership of Common Stock of the Company pursuant to the Offer, the acquisition of beneficial ownership of Common Stock of the Company pursuant to the Merger and the consummation of any one or more of the Permitted Events shall not constitute or result in the occurrence of a Distribution Date."

     4. Amendment to Section 7(a). Section 7(a) of the Agreement is amended and restated so as to provide in its entirety as follows:

        "(a)Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the close of business on May 4, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or
     (iii) the time immediately prior to the effective time of the Merger, provided, however, that if the Merger does not occur, the Rights shall remain exercisable until the earlier of (i) or (ii) above and the Rights shall not be deemed to be non-exercisable as the result of this clause (iii) (the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date").

     5. Amendment to Section 13. Section 13 of the Agreement is amended to add the following at the beginning thereof: "Except in the case of a Merger,".

     6. Effect of Amendment. The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Agreement shall hereafter continue in full force and effect in accordance with the terms thereof except to the extent amend ed, modified, deleted or revised herein.

     7. Counterparts. This Amendment may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together shall constitute one and the same agreement.

1     IN  WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

Attest:                            IMO INDUSTRIES INC.


By:/s/Thomas J. Bird, Esquire     By:/s/Donald K. Farrar
      Thomas J. Bird, Esquire           Donald K. Farrar
      Executive Vice President,         Chairman, President
      General Counsel and Secretary       and Chief Executive Officer


Attest:                            FIRST CHICAGO TRUST COMPANY
                                   OF NEW YORK


By:/s/Glen Daltz                    By:/s/James Kuzmich
    Glen Daltz                          James Kuzmich
  Title: Assistant Vice President   Title: Assistant Vice President